UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05           Costs Associated with Exit or Disposal.

After initial negotiations with its unions, on November 22, 2016, the Board of Directors of Sypris Solutions, Inc. (the “Company”) approved moving forward with the exploration of a range of strategic options for its Louisville, Kentucky automotive and commercial vehicle manufacturing plant (the “Broadway Plant”), including the divestiture of the plant, the transitional reduction in its operations to accommodate lower volumes, the relocation of production to other Company facilities as needed, and/or the closure of the plant. The implementation of any such option is targeted to be completed before the end of 2017. As previously disclosed, the Company had made several strategic decisions to migrate away from certain of its traditional Tier 1 customers in the commercial vehicle markets, while seeking to replace these customers with longer-term relationships, especially among the heavy truck, off-highway and automotive original equipment manufacturers (“OEM”s) and others who place a higher value on the Company’s innovation, flexibility and core commitment to lean manufacturing principles. As a result of these decisions, the Company anticipates a significant reduction in its commercial vehicle revenues in the Broadway Plant which has prompted the Company’s decision to exit or dispose of the Broadway Plant in an orderly fashion during 2017.

The Company is finalizing its analysis which will take into consideration various cost reduction initiatives, the potential sale of some or all of the plant and its manufacturing assets, the anticipated expenses associated with any closure, and the potential transfer of some manufacturing operations to its other facilities as needed to service customers.

The Company’s ability to implement its plans during 2017 will depend on several items, including obtaining consents from existing customers, successfully completing union negotiations, selling all or a portion of the Broadway Plant or its equipment, and reaching agreement with a number of raw materials suppliers. Accordingly, the Company is unable at this time to provide a firm completion date for these activities. The Company is also unable at this time to make a good faith estimate of the major types of costs or amount or range of amounts that may be incurred in connection with this exit and disposal plan, nor an estimate of the amount or range of amounts of any future cash expenditures. In accordance with Item 2.05 of Form 8-K, the Company will timely file an amendment to this report upon the determination of such estimates or ranges of estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2016	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary